Exhibit 10.19

AGREEMENT OF AMENDMENT OF LINE OF CREDIT AGREEMENT

BETWEEN BITMINE IMMERSION TECHNOLOGIES, INC. AND

INNOVATIVE DIGITAL INVESTORS EMERGING TECHNOLOGY, L.P.

THIS AGREEMENT (the “Amendment”) is made and entered into by and between Bitmine Immersion Technologies, Inc., a Delaware corporation (“Bitmine”), and Innovative Digital Investors Emerging Technology, L.P., a Delaware limited partnership (“IDI”) on May 21, 2025. Bitmine and IDI may also be referred to as a “Party” and collectively as the “Parties.”

WHEREAS, on October 19, 2022, Bitmine and IDI entered into a Line of Credit Agreement, which was amended on May 13, 2023 and again on November 4, 2024 (the “November 4, 2024 Amendment” and all collectively, the “LOC Agreement”); and

WHEREAS, the Parties desire to further amend the LOC Agreement to retroactively waive previously agreed upon monthly penalties and any additional accrued interest which would have accrued as a result of the addition of these monthly penalties, and to extend the maturity date of the line of credit (“LOC”) to August 15, 2025.

NOW, THEREFORE, in consideration for the mutual covenants and agreements set forth herein and for other good and valuable consideration set forth herein, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees as follows:

1. Retroactive waiver of all monthly penalties and any additional interest which would have accrued as a result of the monthly penalties. IDI hereby agrees to waive all monthly penalties listed in the November 4, 2024 Amendment, as well as any and all additional interest that would have been added to the LOC balance as a result of these penalties being added to the LOC balance. This waiver is effective retroactively to November 3, 2024, such that the penalty and any additional interest as a result of the penalty were void and of no effect from inception.

2. Extension of Maturity Date. The Parties hereby agree that the maturity date of the LOC will now be August 15, 2025, with interest continuing to accrue at 12%. BitMine hereby agrees to make a payment of $150,000 toward the LOC balance on June 6, 2025, in the event that the pending equity transaction being contemplated by ThinkEquity has not closed on or before that date.

3. Existing LOC Agreement. Nothing herein shall alter, amend or modify the LOC Agreement except to the extent specifically addressed herein. All terms used herein shall have the same meaning that they have in the LOC Agreement unless defined otherwise herein.

1

IN WITNESS WHEREOF, the Parties have caused this Amendment to be entered into as of the date first written above.

Bitmine:

Bitmine Immersion Technologies, Inc., a Delaware corporation

/s/ Raymond Mow__________________________________

By: Raymond Mow, Chief Financial Officer

IDI:

Innovative Digital Investors Emerging Technology, LP, a Delaware limited partnership

By: Innovative Digital Investors, LLC, its general partner

/s/ Jonathan Bates__________________________________

By: Jonathan Bates, Managing Member

2